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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT


          Pursuant to Section 13 or 15 (d) of the
              Securities Exchange Act of 1934


                      April 30, 1996
      Date of Report (Date of earliest event reported)


                    FIFTH THIRD BANCORP
      (Exact name of registrant as specified in its charter)

          Ohio                     0-8076        31-0854434
(State or other jurisdiction     (Commission        (IRS
   of incorporation)             File Number)      Employer
                                                Identification
                                                    Number)

   38 Fountain Square Plaza, Cincinnati, Ohio       45263
    (Address of principal executive offices)      (Zip code)

                          (513)579-5300
      (Registrant's telephone number, including area code)

                          Not Applicable
     (Former name or address, if changed since last report.)
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Item 5.  Other Events

           On April 30, 1996, the Registrant issued notice of redemption, effective May 31, 1996, for its 4 1/4% Convertible Subordinated Notes due 1998 (the "Notes"). The Redemption Date has been fixed as May 31, 1996. Note holders have the option of redeeming their Notes for cash at 101.70% of par, plus accrued interest to May 31, 1996, or converting the Notes into the Registrant's Common Stock on or prior to that date at the conversion price of $42.417 per share of Common Stock. (The conversion price of the Notes has been adjusted for the three-for-two stock split paid January 12, 1996.) Note holders who elect conversion of their Notes to Common Stock will be paid accrued interest to the conversion date. The conversion right expires at the close of business on May 31, 1996.



Item 7.  Financial Statements and Exhibits

      EXHIBIT NO.     DOCUMENT DESCRIPTION
        99            Press Release




                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                            Fifth Third Bancorp
                                (Registrant)



Date:  April 30, 1996       /s/P. Michael Brumm
                            P. Michael Brumm
                            Executive Vice President & CFO